SCHEDULE 14A INFORMATION
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TII Network Technologies, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TII NETWORK TECHNOLOGIES, INC.
1385 Akron Street
Copiague, New York 11726

_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 7, 2007

_________________

To our Stockholders:

        The 2007 Annual Meeting of Stockholders of TII Network Technologies, Inc., a Delaware corporation, will be held at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Hauppauge, New York, on Thursday, June 7, 2007 at 1:00 p.m., New York time, at which the following matters are to be presented for consideration:

1.	The election of two Class I directors to serve until the 2010 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	A proposal to amend our 2003 Non-Employee Director Stock Option Plan to increase the number of shares of common stock authorized for issuance under that plan from 500,000 to 1,000,000;

3.	A proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2007; and

4.	The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

        The close of business on April 20, 2007 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

Jennifer E. Katsch, Secretary

May 2, 2007

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE ENCLOSED ENVELOPE IN THE UNITED STATES.

TII NETWORK TECHNOLOGIES, INC.
1385 Akron Street
Copiague, New York 11726

_________________

PROXY STATEMENT
For Annual Meeting of Stockholders
To be Held on June 7, 2007

_________________

        This Proxy Statement is to be mailed to stockholders of TII Network Technologies, Inc., a Delaware corporation, beginning on or about May 2, 2007. We refer in this proxy statement to TII as “we,” “us,” “our,” or the “Company.” This Proxy Statement is being furnished in connection with the solicitation of proxies by our Board of Directors in the accompanying form for use at our 2007 Annual Meeting of Stockholders and at any adjournments or postponements thereof. We refer to proxies in the accompanying form as “proxies” and to that meeting, as it may be adjourned or postponed, as the “meeting.”

ABOUT THE MEETING

Where and when is the meeting to be held?

        The meeting will be held on Thursday, June 7, 2007 at 1:00 p.m., New York time, at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Hauppauge, New York.

What are the matters to be voted upon at the meeting?

        Stockholders will consider:

•	the election of two Class I directors;

•	approval of an increase in the number of shares of our common stock that may be issued under our 2003 Non-Employee Director Stock Option Plan;

•	ratification of our Audit Committee’s selection of KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2007; and

•	any other business as may properly come before the meeting.

Who will be entitled to vote at the meeting?

        Stockholders who own shares of our common stock of record as of the close of business on April 20, 2007 are entitled to notice of, and to vote at, the meeting. We refer to that time and date as the “record date.”

How many shares will be entitled to vote and how many votes will I have?

        On the record date, there were outstanding 12,667,943 shares of our common stock. Each outstanding share of common stock at the close of business on the record date is entitled to one vote on all matters to be voted on at the meeting.

How can I vote if I am the record owner of common stock?

        Stockholders in whose name shares are registered as of the record date may vote by proxy or in person at the meeting. To vote by proxy without attending the meeting, appropriately mark and sign the accompanying proxy and return it by mail in the enclosed envelope which requires no postage if mailed in the United States.

If my shares are owned of record by a fiduciary, how can I vote and what if I wish to vote personally at the meeting?

        If a stockholder’s common stock is held in “street name” by an institution (that is, held by, and registered in the name of, a broker or other nominee), then that institution is the record owner of those shares and entitled to vote them. Stockholders who are the beneficial owner of shares on the record date should receive instructions from, or on behalf of, that institution describing the procedures for advising the institution how to vote those shares. A beneficial owner whose shares are held in street name who wishes to vote at the meeting will need to obtain a separate proxy form from the institution that holds their shares affording the beneficial owner the right to vote those shares.

What happens if my shares are held in “street name” and I do not give my fiduciary instructions as to how to vote my shares?

        Brokers that are members of the New York Stock Exchange have the discretion to vote the shares of their clients that the broker holds in street name where the client’s broker has received no voting direction from the beneficial owner. However, the broker may vote those shares only with respect to non-contested elections of directors, the selection of independent registered public accounting firms and certain other matters considered to be “routine” matters. Proposal 2, to approve the proposed amendment to our 2003 Non-Employee Director Stock Option Plan, is not considered to be a “routine” matter. Brokers are, therefore, expected to exercise their discretion with respect to the election of directors and the ratification of the selection of our independent registered public accounting firm, but may only vote shares held by them in street name as instructed by the beneficial owner of those shares with respect to the proposed amendment to the 2003 Non-Employee Stock Option Plan. If a broker, nominee or other fiduciary holding shares in street name votes some, but not all, of the shares held by it as record owner for one or more beneficial owners of shares on one or more matters, the shares not voted by it on a matter are called “broker non-votes” as to that matter.

If I vote by proxy, how will my shares be voted?

        Proxies properly and timely received will be voted at the meeting in accordance with your directions on the proxy. With respect to the election of directors, you may vote for all nominees, withhold your vote for all nominees, or withhold your vote for one or more specific nominees. You may vote for, against or abstain from voting with respect to the other proposals.

What happens if I return the proxy card without marking a vote?

        If your proxy does not provide instructions, the shares of common stock represented by your proxy will be voted:

•	FOR all nominees proposed in this proxy statement;

•	FOR the proposed amendment to our 2003 Non-Employee Director Stock Option Plan; and

•	FOR ratification of the selection of KPMG LLP to serve as our independent registered public accounting firm for the year ending 2007.

How will a proposal or other matter that was not included in this proxy statement be voted upon by the proxyholders named in the proxy card if it comes up at the meeting?

        The Board of Directors does not intend to bring before the meeting any other matter, and has not received notice of, and is not aware of, any other matter that is to be presented by stockholders for action at the meeting. If, however, any other matters or motions come before the meeting, it is the intention of the proxy holders to vote the proxy in accordance with their judgment on those other matters or motions, including any matters dealing with the conduct of the meeting.

How can I change my vote after I submit my proxy?

        Any proxy may be revoked by the person giving it at any time prior to the exercise of the powers conferred in the proxy by:

•	delivering a written notice revoking the proxy to our Secretary, Jennifer E. Katsch at 1385 Akron Street, Copiague, New York 11726 or at the meeting;

•	delivering a duly executed proxy bearing a later date to our Secretary at the address set forth above or at the meeting; or

•	voting in person at the meeting.

What constitutes a quorum in order to conduct the meeting?

        The presence, in person or represented by proxy, of a majority of our outstanding common stock on the record date will constitute a quorum for the transaction of business at the meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the meeting for determining the presence of a quorum.

What vote is required to approve each proposal?

        The matters proposed to be considered will require:

•

a plurality (that is, the two persons receiving the highest number of affirmative votes cast) of the vote of shares present in person or represented by proxy at the meeting and entitled to vote thereon for the election of Class I directors (Proposal 1); and

•	the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter to:

•	approve the proposed amendment to our 2003 Non-Employee Director Stock Option Plan (Proposal 2); and

•	ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2007 (Proposal 3).

How are the proxies which “withhold authority” for the election of directors, “abstain” or which are subject to“broker non-votes” counted in determining the outcome of a vote?

        Shares represented by proxies that are marked “withhold authority” for the election of one or more director nominees will not be counted as a vote cast for those persons (Proposal 1).

        Abstentions are considered as shares present and voted on the subject matter and, therefore, to the extent a vote requires approval by a majority of shares present in person or represented by proxy and entitled to vote on the matter (e.g., Proposals 2 and 3), will have the effect of a negative vote thereon.

        Under Delaware law, broker non-votes will have no effect on the outcome on the election of directors (Proposal 1) or any matter that requires approval by a majority of shares present in person or by proxy and entitled to vote on the matter (e.g., Proposals 2 and 3).

        While we know of no other matters to be brought before the meeting, if any other matter is brought before the meeting that requires the vote of a majority of all outstanding shares of common stock, broker non-votes, as well as abstentions, will have the effect of a negative vote on that matter.

SECURITY HOLDINGS OF CERTAIN
STOCKHOLDERS, MANAGEMENT AND NOMINEES

        The following table sets forth information, as of the record date, except as noted below, with respect to the beneficial ownership of our common stock by:

•

each person (including any “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each director and nominee to serve as a director;

•	each executive officer named in the Summary Compensation Table under the caption "Executive Compensation," below; and

•	all our executive officers and directors as a group.

Beneficial Owner (1)	Shares Owned (2)		Percent of Class (3)
Alfred J. Roach	1,181,240	(4)	9.0%
207 Inlet Drive
Lindenhurst, NY 11757
Timothy J. Roach	1,028,458	(5)	7.7%
5 Piper Lane
St. James, NY 11790
Al Frank Asset Management, Inc.	781,317	(6)	6.2%
32392 Coast Highway
Laguna Beach, CA 92651
C. Bruce Barksdale	200,670	(7)	1.6%
Mark T. Bradshaw	101,007	(8)	*
Lawrence M. Fodrowski	125,007	(9)	*
R. Dave Garwood	280,785	(10)	2.2%
James R. Grover, Jr.	177,350	(11)	1.4%
Joseph C. Hogan	163,587	(12)	1.3%
Charles H. House	130,653	(13)	1.0%
Kenneth A. Paladino	309,000	(14)	2.4%
Susan Harman	-		-
Jennifer E. Katsch	-		-
Martin J. Pucher	91,950	(15)	*
David Foley	21,973	(16)	*
Nisar A. Chaudhry	107,500	(17)	*
Virginia M. Hall	96,000	(18)	*
All executive officers and directors	1,709,482	(19)	12.1%
as a group (12 persons)

_________________

Footnotes on next page

(1)     We understand that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.

(2)     Includes shares subject to stock options but only to the extent exercisable on or within 60 days after the record date.

(3)     Asterisk indicates that the percentage is less than one percent. Percent of Class assumes the issuance of common stock issuable upon the exercise of options (to the extent exercisable on or within 60 days after the record date) held by the person but (except for the calculation of beneficial ownership by all executive officers and directors as a group) by no other person or entity.

(4)     Includes 470,000 shares subject to options held under our stock option plans. Excludes 51,744 shares owned by Mr. Roach’s wife (who has sole voting power and dispositive power with respect to the shares owned by her and as to which shares Mr. Roach disclaims beneficial ownership).

(5)     Includes 664,100 shares subject to options held under our stock option plans and 1,168 shares owned by Mr. Roach’s wife (who has sole voting and dispositive power with respect to the shares owned by her and as to which Mr. Roach disclaims beneficial ownership).

(6)     Based solely on information contained in a Schedule 13G, filed with the Securities and Exchange Commission on January 30, 2007, reflecting information as at December 31, 2006. The Schedule 13G reflects that Al Frank Asset Management, Inc. has sole voting power with respect to 613,790 of these shares and sole voting dispositive power with respect to all 781,317 of these shares.

(7)     Includes 192,750 shares subject to options held under our stock option plans.

(8)    Includes 4,757 shares that Mr. Bradshaw elected to receive in lieu of an annual cash director fee, as to which shares Mr. Bradshaw has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event he resigns or is removed for cause before the meeting and 96,250 shares subject to options held under our stock option plans.

(9)     Includes 4,757 shares that Mr. Fodrowski elected to receive in lieu of an annual cash director fee, as to which shares Mr. Fodrowski has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event he resigns or is removed for cause before the meeting and 120,250 shares subject to options held under our stock option plans

(10)     Includes 214,500 shares subject to options held under our stock option plans.

(11)     Includes 148,750 shares subject to options held under our stock option plans.

(12)     Includes 4,757 shares that Mr. Hogan elected to receive in lieu of an annual cash director fee, as to which shares Mr. Hogan has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event he resigns or is removed for cause before the meeting and 158,750 shares subject to options held under our stock option plans.

(13)     Includes 11,903 shares that Mr. House elected to receive in lieu of an annual cash director fee, as to which shares Mr. House has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event he resigns or is removed for cause before the meeting, 8,200 shares owned jointly by Mr. House and his wife, and 83,750 shares subject to options held under our stock option plans.

(14)     Includes 274,000 shares subject to options held under our stock option plans.

(15)     Includes 75,000 shares subject to options held under our stock option plans.

(16)     Includes 20,000 shares subject to options held under our stock option plans.

(17)     Includes 62,500 shares subject to options held under one of our stock option plans.

(18)     Includes 51,000 share subject to options held under one of our stock option plans.

(19)     Includes 1,446,500 shares subject to options held by executive officers and directors under our stock option plans.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Restated Certificate of Incorporation and By-Laws provide that our Board of Directors (which we refer to as “our Board” or “the Board”) shall consist of a minimum of five and a maximum of nine directors, as determined by the Board, with the Board to be divided into three classes, designated Class I, Class II and Class III. Our entire Board presently consists of eight directors, with three Class I directors, three Class II directors and two Class III directors. Each incumbent director, except Kenneth A. Paladino, a Class III director who was elected by our Board, was previously elected by our stockholders.

        The term of office of Class I directors continues until the meeting, the term of office of Class II directors continues until the 2008 annual meeting of our stockholders and the term of office of Class III directors continues until the 2009 annual meeting of our stockholders, and, in each case, until their respective successors are elected and qualified. At each annual meeting, directors are chosen to succeed those in the class whose term expires at that meeting.

        The terms of C. Bruce Barksdale, R. Dave Garwood and Joseph C. Hogan, the present Class I directors, will expire at the meeting, and none are standing for re-election. The Board of Directors has determined to reduce the size of the entire Board from eight to seven commencing with the election of new directors at the meeting. Therefore, at the meeting, holders of common stock will elect two Class I directors to serve until the 2010 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

        The Nominating Committee of our Board of Directors has recommended to our Board, and our Board has selected as its nominees for election as directors at the meeting, Susan Harman, who would be a non-employee director and independent under the Nasdaq Marketplace Rules, and Martin J. Pucher, who is our Executive Vice President. Unless otherwise directed, the proxy holders intend to cast all votes pursuant to proxies received for the election of Ms. Harman and Mr. Pucher to serve as Class I directors. We refer to Ms. Harman and Mr. Pucher as the “nominees.”

        In the event that either of the nominees should become unavailable or unable to serve for any reason, the holders of proxies have discretionary authority to vote for one or more alternate nominees who will be designated by the Board of Directors. We believe that both of the nominees are available to serve as directors.

Background of Nominees

        Nominees for Class I Directors

        Susan Harman, 56, has been President of Carlisle Partners, LLC, a consulting firm that advises emerging growth companies regarding equity and acquisition transactions, since March 2003. Ms. Harman co-founded and served as President and Co-Chief Executive Officer of Core Learning Group, LLC, a private equity investment firm focused on educational technology, from November 1998 to June 2005, also serving as Core Learning’s Chief Operating Officer from January 2000 until June 2001. From its inception in January 2000 to March 2003, Ms. Harman also served as Executive Vice President of Bigchalk, Inc., an online K-12 educational resource network that was a portfolio investment of Core Learning Group, LLC, which was acquired in December 2002 by ProQuest Company. Ms. Harman holds a Bachelor of Science degree in Business from Towson University and a Masters in Business Administration degree from Stanford University.

        Martin J. Pucher, 39, has served as our Executive Vice President and Chief Marketing Officer since September 2006. He joined our company in October 2005 as President of our Global Technology Group. From January 2002 until he joined us, Mr. Pucher was President and Chief Executive Officer of One 2 One Consulting, Inc., a technology consulting firm founded by him to service the telecommunications industry.  Prior to founding One 2 One, Mr. Pucher served in various management positions for twelve years at Liberty Media Corporation, most recently as Senior Vice President of Technology and Broadband for its Liberty Digital divisions.  Mr. Pucher holds a Bachelor of Science degree in Industrial Systems Engineering from Georgia Institute of Technology.

Background of Directors Whose Terms of Office Continue After the Meeting

        Class II Directors

        Mark T. Bradshaw, Ph.D., 39, has been a member of our Board since May 2003. Since 2005, Dr. Bradshaw has been Associate Professor of Business Administration at Harvard Business School after having been an Assistant Professor from July 2000. Dr. Bradshaw also holds a Bachelor of Business Administration degree and a Masters in Accounting degree from the University of Georgia and a Doctorate Degree from the University of Michigan Business School. Dr. Bradshaw is a Certified Public Accountant in Georgia.

        James R. Grover, Jr., 88, has been a member of our Board since 1978. Mr. Grover was engaged in the private practice of law from 1974 until he retired in March 2004. He served as our General Counsel from 1977 until March 2004. Mr. Grover was a member of the United States House of Representatives from 1963 to 1974, after serving as a member of the New York State Assembly from 1957 to 1962.

        Charles H. House, 66, has served as a member of our Board since September 2003 and as non-executive Chairman of our Board since September 2005. In November 2006, Mr. House was appointed Executive Director of the Media X Industry Affiliates program at Stanford University. From March 2005 until October 2006 when he retired from Intel Corporation, a semiconductor chip maker, Mr. House served as Director of the Research Collaboratory at Intel. He also served as Director of Societal Impact of Technology at Intel from July 1999 until October 2006. Mr. House holds a Bachelor of Science degree in Solid-State Physics from California Institute of Technology, a Masters in Sciences degree in Electronics Engineering from Stanford University, a Masters in Arts degree in the History of Science and Technology from the University of Colorado and a Masters in Business Administration degree in Strategic Studies from the University of California at San Diego.

        Class III Directors

        Lawrence M. Fodrowski, 58, has been a director of our Board since October 2001. Since May 2004, Mr. Fodrowski has served as Vice President — Finance and Administration and Chief Financial Officer of Hylan Group, Inc., a company that provides custom solutions for data communications and electrical installations. From July 2002 until May 2004, Mr. Fodrowski was an independent financial consultant. From January 2001 until July 2002, Mr. Fodrowski was Chief Financial Officer of Gisbent McDonnell Construction, Inc., a construction management firm. Mr. Fodrowski holds a Bachelor of Science degree in Accounting from Fordham University and is a Certified Public Accountant in New York.

        Kenneth A. Paladino, 50, has been our President and Chief Executive Officer since August 2006, after serving as our Vice President — Finance and Chief Financial Officer from September 2000, Treasurer from June 2001 and Chief Operating Officer from December 2004. Mr. Paladino holds a Bachelor of Science degree in Accounting from Villanova University and is a Certified Public Accountant in New York.

Directors’ Independence

        Our common stock is listed for trading on the Nasdaq Capital Market. The Marketplace Rules of Nasdaq require that, in order to maintain our listing, a majority of our Board, and all members of each of our Audit, Compensation and Nominating Committees, subject to certain potential exceptions, be “independent directors,” as defined under those rules. Our Board of Directors has determined that, of its present directors, C. Bruce Barksdale, Mark T. Bradshaw, Lawrence M. Fodrowski, R. Dave Garwood, James R. Grover, Jr., Joseph C. Hogan and Charles H. House, constituting a majority of our Board of Directors, are “independent directors” as defined under Nasdaq’s Marketplace Rules. In reaching its conclusion, the Board determined that these individuals do not have a relationship with our organization that, in the Board’s opinion, would interfere with their exercise of independent judgment in carrying out the responsibilities of a director, and do not have any of the specific relationships set forth in Nasdaq’s Marketplace Rules that would disqualify any of them from being considered independent directors.

        Messrs. Barksdale, Garwood and Hogan are not standing for re-election at the meeting. The Board has determined that, of the nominees, Susan Harman will, at the time of her election, be an “independent director” but that Martin J. Pucher will not. Thus, assuming their election, a majority of the Board will remain “independent directors” and each of the Audit, Compensation and Nominating Committees of the Board will need to consist of three of Messrs. Bradshaw, Fodrowski and Grover and Ms. Harman as their members. However, only Messrs. Bradshaw and Fodrowski and Ms. Harman would meet Nasdaq’s Marketplace Rules requirements for Audit Committee eligibility.

Meetings of the Board of Directors

        During the year ended December 31, 2006, our Board of Directors held ten meetings. Each incumbent director attended at least 75% of the aggregate number of Board meetings and meetings of all committees of the Board on which that director served that were held during the year.

Attendance at Stockholders Meetings

        It is our policy that, absent extenuating circumstances, all members of the Board attend annual meetings of stockholders. All Board members attended our 2006 Annual Meeting of Stockholders.

Committees of the Board

        The Board of Directors has Audit, Compensation, Nominating and Executive Advisory Committees. The table below sets forth the current composition of the committees of our Board.

Name	Audit Committee	Compensation Committee	Nominating Committee	Executive Advisory Committee
C. Bruce Barksdale			X
Mark T. Bradshaw	X			X

Lawrence M. Fodrowski	X Chairman		X

R. Dave Garwood		X Chairman		X

James R. Grover, Jr.		X

Joseph C. Hogan	X	X	X Chairman

Charles H. House		X		X Chairman

Kenneth A. Paladino				X

        Committee Charters

        The specific functions and responsibilities of each Committee are set forth in their written charters adopted by the Board of Directors. Each Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. A copy of each Committee’s charter is available on our website at www.tiinettech.com by clicking on “Investors Relations” and then clicking on the applicable charter.

        Audit Committee

        Each member of the Audit Committee meets the requirements for eligibility for audit committee membership under Nasdaq’s Marketplace Rules, including the independence requirements of Rule 10A-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Board of Directors has determined that Mr. Fodrowski is an audit committee financial expert, within the meaning of the rules and regulations of the Securities and Exchange Commission.

        The functions of the Audit Committee include, in general:

•

overseeing both accounting and financial processes, the audits of our financial statements, our systems of internal control over financial reporting, accounting and legal compliance, the ethics standards that management and the Board has established, and our auditing, accounting and financial reporting processes generally;

•	the appointment, compensation, retention and oversight of our independent registered public accounting firm; and

•	pre-approving all audit and permissible non-audit services to be provided by our independent registered public accounting firm.

        A report of the Audit Committee appears under the caption “Audit Committee Report,” below. The Audit Committee met on twelve occasions during the year ended December 31, 2006.

        Compensation Committee

        The Compensation Committee is authorized, among other things, to:

•	consider and recommend to the Board of Directors salaries, bonuses and other compensation arrangements with respect to our executive officers;

•	grant options under our present and future employee stock option plans; and

•	examine and make recommendations to the full Board of Directors with respect to other employee benefit plans and arrangements for us and our subsidiaries.

        A report of the Compensation Committee appears under the caption “Compensation Discussion and Analysis — Report of Compensation Committee,” below. The Compensation Committee met on nine occasions during the year ended December 31, 2006.

        Nominating Committee

        The Nominating Committee is responsible for:

•

identifying qualified Board candidates and recommending their nomination for election to the Board, including recommending a slate of nominees for election to the Board at each annual meeting of stockholders; and

•	reviewing executive succession and processes to assure a smooth and orderly Chief Executive Officer transition when the need arises.

        The Nominating Committee met on four occasions during the year ended December 31, 2006.

        Executive Advisory Committee

        The Executive Advisory Committee assists our management in, among other things:

•	analyzing and evaluating our business, operations and financial position;

•	developing business and operating plans and strategies;

•	analyzing potential acquisitions and dispositions and growth vehicles, our capital structure and financing alternatives; and

•	providing advice to facilitate our growth.

        The Executive Advisory Committee met on one occasion during the year ended December 31, 2006.

Director Nomination Process

        Our Nominating Committee, consisting exclusively of independent directors under Nasdaq’s Marketplace Rules, recommends to the full Board nominees to serve as directors.

        The Committee will consider nominees to serve on our Board that are recommended by stockholders, as well as by directors, officers and others. While the Committee makes recommendations, for director nominations, final approval rests with the full Board. Although it may do so in the future, the Committee has not in the past retained or paid any third party to assist in identifying and evaluating nominees. Susan Harman, who is not an employee of our company, was recommended by Charles H. House, our non-executive Chairman of our Board.

        The Committee has not established specific minimum qualifications, or specific qualities or skills, for prospective nominees. The Committee will consider, among other things, a potential nominee’s financial and business experience, educational background, understanding of our business and industry, skills that would complement rather than duplicate skills of existing Board members, demonstrated ability in his or her professional field, integrity and reputation, willingness to work productively with members of the Board and represent the interests of stockholders as a whole, and time availability to perform the duties of a director, as well as the then current size and composition of the Board. No weight is assigned to any of the factors and the Committee may change its emphasis on certain of these factors from time to time in light of our needs at the time. The Committee will evaluate nominees of stockholders using the same criteria as it uses in evaluating other nominees to the Board and, in addition, in the case of incumbent directors, the director’s past attendance at, and participation in, Board meetings and his or her overall contributions to the Board. Evaluations of candidates involve a review of background material supporting the criteria described above, internal discussions within the Nominating Committee and interviews with a candidate as appropriate. Upon selection of a qualified candidate, the Nominating Committee recommends a candidate for consideration by the full Board.

        A stockholder seeking to recommend a prospective nominee should submit the recommendation to the Nominating Committee of the Board of Directors, TII Network Technologies, Inc., 1385 Akron Street, Copiague, N.Y. 11726, Attention: Secretary, within the time frame described in the third sentence under the caption “Miscellaneous – Stockholder Proposals,” below. The recommendation should include, in addition to the name and business or residence address of the nominee, the written consent of the person being recommended to being named as a nominee in our Proxy Statement relating to the stockholder vote on his or her election and to serving as a director if elected. The recommendation must also include all information that would be required to be disclosed concerning such nominee in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, including, but not limited to, the information required by Items 103, 401, 403 and 404 of Regulation S-K of the Securities and Exchange Commission. In addition, the stockholder recommending the proposed nominee must provide the recommending stockholder’s name, address and number of shares of our common stock owned by the recommending stockholder as they appear on our stockholder records and the length of time the shares have been owned by the recommending stockholder or, if held in “street name,” a written statement from the record holder of the shares confirming the information concerning such stock ownership of the recommending stockholder, and whether the recommendation is being made with or on behalf of one or more other stockholders and, if so, similar information with respect to each other stockholder with or on behalf of whom the recommendation is being made.

Stockholder Communications with Directors

        Stockholders may communicate directly with our Board of Directors or one or more specific directors by sending a written communication to: Board of Directors or the specific director, c/o Secretary, TII Network Technologies, Inc., 1385 Akron Street, Copiague, NY 11726. Our Secretary will forward the communication to the director or directors to whom it is addressed, except for communications that are (1) advertisements or promotional communications, (2) related solely to complaints by users of our products that are ordinary course of business customer service and satisfaction issues or (3) clearly unrelated to our business, industry, management, the Board or a Board committee. Our Secretary will make all communications not specifically addressed to any one director available to each member of the Board at the Board’s next regularly scheduled meeting.

Codes of Business Conduct and Ethics

        We have adopted a Code of Business Ethics and Conduct that applies to all of our directors, officers and employees, which is supplemented by a Code of Ethics for Senior Financial Officers that additionally applies to our Chief Executive Officer and senior financial officers. Copies of these codes are available on our website at www.tiinettech.com by clicking on “Investors Relations” and then clicking on the applicable code.

Audit Committee Report

        Management has the primary responsibility for our financial reporting process, including our financial statements, while the Audit Committee is responsible for overseeing our accounting, auditing and financial reporting practices, and our independent registered public accounting firm has the responsibility for examining our annual financial statements, expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and issuing a report on those financial statements. In fulfilling our oversight responsibility with respect to our company’s financial statements for the year ended December 31, 2006, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the year ended December 31, 2006 with management and KPMG LLP, our independent registered public accounting firm;

•	Discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit; and

•

Received the written disclosures and the letter from KPMG regarding its independence as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee also discussed KPMG’s independence with KPMG and considered whether the provision of non-audit services rendered by KPMG was compatible with maintaining its independence under Securities and Exchange Commission rules governing the independence of a company’s outside auditors (see “Ratification of the Selection of Independent Registered Public Accounting Firm,” below).

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board that our audited financial statements for the year ended December 31, 2006 be included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

Respectfully,

Lawrence M. Fodrowski Mark T. Bradshaw Joseph C. Hogan

Executive Officers

        In addition to Kenneth A. Paladino and Martin J. Pucher, the following are our executive officers:

        Jennifer E. Katsch, 31, joined us as Vice President of Finance, Treasurer and Chief Financial Officer in November 2006. Prior to joining us, Ms. Katsch served as Senior Manager of Financial Reporting for NBTY, Inc., a manufacturer, marketer and retailer of nutritional supplements, from March 2006. Prior thereto, Ms. Katsch was employed by KPMG LLP, our registered independent public accounting firm, from December 1996 until March 2006, most recently serving as Audit Senior Manager on clients in the information, communications and entertainment industry. Ms. Katsch was never a member of KPMG’s audit engagement team for us. Ms. Katsch has advised us that she does not influence KPMG’s operations or financial policies, has no capital balance in KPMG and has no financial arrangement with KPMG other than one providing for a regular payment of a fixed amount, pursuant to a fully-funded retirement plan, which is not dependent upon the revenues, profits or earnings of KPMG.

        David E. Foley, 43, has been Vice President – Technology Development since December 2006. From the time he joined us in November 2005 until December 2006, Mr. Foley was engaged in the development of our OutRigger™ product line. Prior to joining us, Mr. Foley served as President and Chief Operating Officer of Antex Electronics Corporation, a company specializing in custom high technology product development, from October 2000 to November 2005 after serving as Vice President of Engineering of Antex Electronics from December 1996. Mr. Foley holds Bachelor of Science and Masters degrees in Electrical Engineering from Purdue University.

        Officers hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board.

Required Vote

        A plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote for the election of directors will elect directors.

        The Board of Directors recommends that stockholders vote FOR Susan Harman and Martin J. Pucher to serve as Class I directors.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE
2003 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

        Our 2003 Non-Employee Director Stock Option Plan is designed to attract and retain the services of experienced and knowledgeable directors who are not our employees and to provide an additional incentive for existing non-employee directors to continue to work for our best interests. Our 2003 Non-Employee Director Stock Option Plan is referred to as the “2003 Plan.”

        The 2003 Plan presently covers 500,000 shares of our common stock. Options to purchase an aggregate of 368,500 shares of common stock are outstanding under the 2003 Plan, leaving 131,500 shares available for the grant of future options. No options granted under the 2003 Plan have been exercised to date.

        On December 14, 2006, our Board of Directors adopted, subject to stockholder approval at the meeting, an amendment to the 2003 Plan to increase the number of shares available for issuance thereunder from 500,000 to 1,000,000.

        Summary of the 2003 Plan

        Eligibility. Participation in the plan is limited to non-employee directors.

        Administration. The 2003 Plan is administered by the Board of Directors subject to the provisions of the 2003 Plan.

        Option Grants.  The 2003 Plan provides that:

•	At the time a person becomes a non-employee director, he or she is granted an option to purchase 24,000 shares of our common stock under the 2003 Plan, which we refer to as “Initial Options.”

•

Immediately following each annual meeting of stockholders at which directors are elected, each non-employee director in office immediately following the conclusion of the meeting (whether or not elected at the meeting) is granted options to purchase (1) 10,000 shares of common stock, (2) 5,000 shares for each standing committee of the Board on which the non-employee director will be serving (10,000 shares in the case of members of the Executive Advisory Committee) and (3) 10,000 shares for each such committee that the non-employee director will be serving as chairperson (20,000 shares in the case of the chairperson of the Executive Advisory Committee). We refer to those grants as “Annual Options.”

        An individual who becomes a non-employee director for the first time at an annual meeting of stockholders is only granted an Initial Option and Annual Options with respect to committee memberships and chairpersonships as will pertain to that non-employee director. An employee — director who ceases being an employee but remains a director is not entitled to an Initial Option.

        Upon the expiration, cancellation or termination of unexercised options, the shares subject thereto again become available for grant under the 2003 Plan.

        Exercise Price. The option exercise price for each share to be granted under the 2003 Plan is 100% of the closing market price of our common stock on the date of grant. Upon exercise of the option, the exercise price is to be paid in full in cash. The closing price of our common stock on Nasdaq Capital Market on April 27, 2007 was $2.40 per share.

        Option Term. Each option has a term of ten years. Initial Options vest and become exercisable, on a cumulative basis, in twelve equal quarterly installments commencing one year following the date of grant. Annual Options vest and become exercisable in four equal quarterly installments commencing on the date of grant.

        In the event that an optionee ceases to serve on the Board of Directors for any reason, including as a result of not being re-elected to the Board, death or disability, options held by the optionee may be exercised, at any time within one year after cessation of service but in no event after the date on which the option would otherwise expire. However, if the non-employee director’s service on the Board is terminated for cause or if the non-employee director resigns without the consent of a majority of the remaining members of the Board, the non-employee director’s options terminate immediately.

        Adjustment in Event of Capital Changes. In the event of any change in the outstanding common stock by reason of a stock dividend, stock split, stock combination, recapitalization, spin-off, split up, merger in which we are the surviving corporation, reorganization or the like, the number and kind of shares available for option under the 2003 Plan, the number and kind of Initial Options and Annual Options, and the option exercise price and number and kind of shares purchasable under outstanding options will be adjusted in a manner similar to the anti-dilution adjustments made under Company stock option plans for employees. In the event of our liquidation or dissolution, a merger or consolidation in which we are not the surviving corporation, or any other capital reorganization in which more than 50% of our common stock is exchanged, outstanding options under the 2003 Plan are to terminate unless other provision is made for them in the transaction in a manner similar to the provision made for options granted under our employee stock option plans.

        Miscellaneous.       An option may not be transferred by a non-employee director other than by will or by the laws of descent and distribution, and an option may be exercised during the optionee’s lifetime only by the optionee. In addition, an option may not be exercised unless either (a) a registration statement under the Securities Act of 1933, as amended, is then effective and current with respect to the shares or (b) in the opinion of our counsel, there is an exemption from registration under the Securities Act for the issuance of the shares. As a further condition to the exercise of an option, we may require that the shares underlying the option or the 2003 Plan be listed for trading on any securities market on which our common stock is traded and have been appropriately registered or qualified under applicable state securities laws, and that any necessary or desirable governmental approval or consent has been obtained. We have filed a registration statement under the Act, which has become effective, covering the issuance of shares currently authorized for issuance under the 2003 Plan, and assuming stockholder approval of this proposal, we intend to file a registration statement to cover the additional shares which this proposal seeks to authorize.

        Duration and Amendment of the 2003 Plan. No options may be granted under the 2003 Plan after September 23, 2013. Options outstanding on that date, however, shall in all respects continue subject to the 2003 Plan. The Board may suspend or terminate the 2003 Plan at any time. Without the approval of stockholders, no alteration or amendment may be made to the 2003 Plan which would (1) change the class of eligible participants who may receive options, (2) increase the total number of shares available for the grant of options, except for anti-dilution adjustments, (3) decrease the exercise price at which options may be granted, except for anti-dilution adjustments, or (4) materially increase the benefits accruing to participants.

        Federal Income Tax Treatment. The following is a general summary of the federal income tax consequences under the Internal Revenue Code of 1986, as amended, as currently in effect with respect to options under the 2003 Plan. It does not cover the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares. In addition, the following discussion assumes that any options granted under the 2003 Plan will not be subject to Section 409A(1) of the Internal Revenue Code.

•	The optionee will not recognize any income for federal income tax purposes, and we will not be entitled to any deduction, upon the grant of an option.

•

Generally, an option holder will recognize ordinary taxable income at the time an option is exercised in an amount equal to the excess of the fair market value of the shares our common stock on the date of exercise over the exercise price. Generally, we will be entitled to a compensation deduction for federal income tax purposes at the same time as, and in the same amount that, the option holder recognizes such income.

•

When an option holder subsequently disposes of the shares of common stock received upon exercise of an option, he or she will recognize long-term or short-term capital gain or loss, depending upon the holding period, in an amount equal to the difference between the sale price and the fair market value of the shares on the date of exercise of the option. We will not be entitled to any deduction upon any non-employee director’s disposition of shares received upon exercise of an option.

Equity Compensation Plans

        Information with respect to securities issued and available for issuance under existing equity compensation plans is set forth under the caption “Executive Compensation — Equity Compensation Plans,” below.

Plan Benefits

        The following table sets forth the number of shares underlying options that we expect will be granted to non-employee directors under the 2003 Plan at the organizational meeting of the Board of Directors immediately following the meeting.

Category of Optionee	Number of Shares Underlying Options to be Granted
Non-employee directors as a group (5 persons)	164,000 (1)

_________________

(1)     Based on the assumption that the nominees proposed for election at the meeting will be elected, that there will be three members on each of the Board of Directors’ Audit, Compensation, Nominating and Executive Advisory Committees, Chairpersons for each of those Committees and a non-executive Chairperson of the Board of Directors.

        The exercise price of all options to be granted under the 2003 is equal to 100% of the closing market price of the underlying shares on the date of grant. The table does not include any dollar value that may arise from a future increase in the market value of our common stock.

Required Vote

        Approval of the amendment to the 2003 Plan requires the affirmative vote of a majority of the shares of common stock present, in person or represented by proxy, at the meeting and entitled to vote on this proposal. The Board of Directors unanimously recommends a vote FOR approval of Proposal 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The independent registered public accounting firm of KPMG LLP has been appointed by the Audit Committee of the Board of Directors to continue to serve as our independent registered public accounting firm for the year ending December 31, 2007, subject to ratification by our stockholders. KPMG has served as our independent public accountants since April 2002.

Principal Accountant Fees and Services

        The following is a summary of the fees KPMG billed to us for professional services rendered for the year ended December 31, 2006, the six-month transition period ended December 31, 2005, which resulted from a change in our fiscal year, and our prior fiscal year ended June 24, 2005:

Fee Category	Year Ended December 31, 2006	Six-month Transition Period Ended December 31, 2005	Fiscal Year Ended June 24, 2005
Audit Fees	$297,000	$361,000	$186,000
Audit-related fees	-	3,000	12,000
Tax fees	25,500	26,000	29,000

Total Fees	$322,500	$390,000	$227,000

        Audit Fees. These fees were for services rendered for KPMG’s audits of our consolidated financial statements included in our Annual Reports on Forms 10-K, reviews of our interim condensed consolidated financial statements included in our Quarterly Reports on Forms 10-Q and services that are normally provided by KPMG in connection with regulatory filings or engagements.

        Audit-Related Fees. These fees were for services rendered in connection with proxy statements and, in addition, in the fiscal year ended June 24, 2005, in connection with a registration statement we filed with the Securities and Exchange Commission.

        Tax Fees. These fees were for services regarding the preparation of income tax returns and other tax compliance.

        In connection with the standards for independence of a company’s independent registered public accounting firm promulgated by the Securities and Exchange Commission, the Audit Committee considered whether the services provided were compatible with maintaining the independence of KPMG, and determined that the provision of such services did not adversely affect KPMG’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee’s present policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year for services set forth in an engagement letter approved by the Audit Committee or its Chairperson and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. All of the services provided by KPMG during the year ended

December 31, 2006 were pre-approved by the Committee or its Chairperson. If approved by the Chairperson, his decision was reported to the full Audit Committee at its next scheduled meeting. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee or its Chairperson regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee or its Chairperson may also pre-approve particular services on a case-by-case basis.

Effect of Ratification

        The Board proposes that the stockholders ratify the Audit Committee’s selection of KPMG as our independent registered public accounting firm for the year ending December 31, 2007. If the resolution selecting KPMG as our independent registered public accounting firm is adopted by stockholders, the Audit Committee nevertheless retains the discretion to select different auditors should it then deem it in our interests. Any such future selection need not be submitted to a vote of stockholders.

Availability of KPMG at the Meeting

        KPMG has indicated to us that it intends to have a representative present at the meeting who will be available to respond to appropriate questions and will have the opportunity to make a statement if the representative so desires.

Required Vote

        The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required to ratify the selection of KPMG as our independent registered public accounting firm. The Board of Directors unanimously recommends a vote FOR Proposal 3.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

        Compensation Objectives

        The primary objective of our compensation policy is to attract and retain key executives of top-caliber by rewarding and motivating them with both short-term and long-term incentives. Our compensation policy also seeks to create a direct relationship between pay levels, corporate performance and returns to stockholders.

        Compensation Process

        Our Compensation Committee, which is presently comprised of R. Dave Garwood (Chairman), James R. Grover, Jr., Joseph C. Hogan and Charles H. House, oversees, on behalf of our Board of Directors, our compensation program. Each is an independent director as required by Nasdaq Marketplace Rules, to which we are subject. Messrs. Garwood and Hogan are not standing for re-election at the meeting. Following the meeting, our Board, which annually reviews the composition of the Committee, will appoint their replacements. A new Compensation Committee may develop compensation philosophies, goals and strategies different from those of our present Committee.

        The Committee periodically reviews, assesses and approves the compensation and benefits for our executive officers and members of our Board of Directors. The Committee also monitors the results of our compensation policies to assure that compensation earned provides an overall competitive pay level, creates incentives to enhance stockholder value and rewards planned and superior performance.

        Compensation Goals

        The compensation goals established by the Committee in its charter are to:

•	Align executive compensation with stockholder interests and expected business performance;

•	Provide a significant portion of officer compensation in the form of "at risk" elements;

•	Target total compensation to reinforce planned performance, competitive market practices and balance short-term and long-term executive focus; and

•	Enable us to be competitive in securing and motivating superior caliber executive talent necessary for continued profitable growth.

        Elements of Compensation

        To accomplish its goals, the Committee utilized the following as the primary elements of executive compensation for our named executive officers in 2006:

•	Annual base salary;

•	Bonuses as short-term incentive;

•	A long-term incentive component in the form of stock option grants;

•	Severance protection; and

•	Personal benefits, which are generally available to all salaried employees.

        We do not specifically establish weights in allocating compensation among currently paid and short and long-term components. While our Compensation Committee has reviewed compensation survey data and information concerning the financial performance of comparable companies prior to setting the current compensation of our named executive officers, it has not retained an executive compensation consulting firm nor has it benchmarked total compensation or its elements against any particular companies. The Committee does consult with our Chief Executive Officer concerning, and obtains his recommendation with respect to, the compensation of executive officers other than himself.

        Base Salary. We view base salary as a means of providing basic compensation at levels sufficient to attract and retain qualified executives. Levels of base salary have been, subject to the requirements of any employment agreement between us and the executive officer, determined on a subjective basis in light of the executive’s level of responsibility, performance and expertise, as well as prevailing economic conditions, our performance and competitive factors. During 2006, Kenneth A. Paladino, formerly our Chief Financial and Chief Operating Officer, was elected by our Board as our new Chief Executive Officer. As a result of his increased responsibilities and duties, our Board, following the recommendation of our Compensation Committee, increased Mr. Paladino’s annual base salary from $240,000 to $300,000, which is commensurate with the base salary of our former Chief Executive Officer. Similarly, we increased the annual base salary of Martin Pucher on his promotion to Executive Vice President from $240,000 to $270,000.

        Bonuses.       Bonuses have been utilized to provide short-term incentive and reward an executive’s personal performance and contribution to our performance or as an inducement to join our company. Bonuses for fiscal 2006, other than a bonus paid to Jennifer Katsch to join our company, were discretionary and determined by the Committee following a review of each executive officer’s performance during the year.

        For our fiscal year ended June 24, 2005 and the six month transition period ended December 31, 2005, during which we changed our fiscal year to a calendar year, we paid bonuses pursuant to plans under which bonuses, equal to a percentage of a plan participant’s base salary, was determined based on the level at which targeted overall corporate goals of revenues, revenues from emerging market product sales, net income and cash flow were met.

        Due to our efforts to expand our product offerings and the varying and mixed degrees to which the responsibilities of each of our named executive officers were expected to contribute to different goals, the Committee determined that bonuses for 2006 should be discretionary, with the Committee reviewing, on an individual by individual basis after the completion of the year, the efforts, contributions and successes of our executives toward the accomplishment of our and the executive’s assigned goals for the year. We believe this has enabled us, during 2006, to provide a balance between various corporate, expansion and individual achievements. Thus, the discretionary bonuses reflected in the Summary Compensation Table reflect those judgments of the Committee with, except in the case of his bonus, the input of our Chief Executive Officer. We plan to utilize discretionary bonuses again for 2007.

        Long-Term Incentive Compensation. We consider options a useful means of enabling us to provide long-term incentive to executives in a manner that enables us to conserve cash for operations and growth while aligning the executive’s interest to the interests of our stockholders through stock ownership and potential stock ownership. The level of stock option grants, which have traditionally been our only form of equity awards for executive officers, have been based upon the executive’s performance and expected contribution to our long-term goals. As a result of changes that occurred in our senior management during 2006, the options we granted during 2006 exceeded traditional levels. In October 2006, in light of his new position as our President and Chief Executive Officer, our Board of Directors, based upon the recommendation of our Compensation Committee, determined to grant Kenneth A. Paladino an option to purchase 250,000 shares of our common stock. Other options were granted to new members of senior management and to certain existing executives who assumed added responsibilities.  All of those options were granted under our 1998 Stock Option Plan at an exercise price of 100% of the average of the highest and lowest sales prices of our common stock on the date the options were granted, have a term of ten years and become exercisable at the rate of 20% of the number of shares subject to the option annually, on a cumulative basis, commencing one year after the date of grant. Our Compensation Committee believes this five-year vesting period provides a proper long-term incentive. While we have not limited the time frames within which we may grant options, it is our policy not to grant options at a time when we are in possession of material positive non-public information.

        Severance Agreements. Over the past few years, it had been the policy of our Compensation Committee to eliminate or reduce the term of existing employment agreements. However, we have, at times, entered into relatively short-term letter agreements to attract and induce certain key executives to join us, most recently, Martin J. Pucher, who joined us in October 2005 to help us develop and market new products, and Jennifer E. Katsch, who joined us as our Chief Financial Officer in November 2006 (see “Executive Compensation – Employment Agreements,” below), and are in the process of negotiating an employment agreement with Mr. Paladino, our former Chief Financial Officer who was elected our Chief Executive Officer in August 2006.

        However, to provide security to, and as a means to help us to retain, certain key executives, we have entered into severance agreements which provide them, as severance pay, a continuation of their base salary over a six month period and certain benefits if their employment is terminated by us without “cause” or if they terminate their employment “for good reason.” These agreements are not specifically tied to a change-in-control of our company. A description of the severance agreements we have in place with our named executive officers appears below under the caption “Executive Compensation – Termination Severance Arrangements.”

        Perquisites and Other Benefits. We structure our benefit plans to provide competitive benefit packages to our executives. In 2006, the value of any perquisites and personal benefits for any of the named executive officers was less than $10,000. We provide our named executive officers with certain items, such as cell phones and computers, which we believe are integrally and directly related to the performance of their duties for us and, therefore, are not considered perquisites even though they could also provide some personal benefit. The only other benefits available to our named executive officers are group life, health, accident and dental insurance and participation in our 401(k) deferred compensation plan that are available generally to all of our salaried employees and do not discriminate in scope, term or operation in favor of our executive officers.

        Certain Accounting and Tax Considerations.

        Since we adopted Statement of Financial Accounting Standards No. 123(R), “Share-Based Compensation,” on June 25, 2005, we, like all other companies providing share-based compensation, are required to record the fair value of share-based stock option grants as a non-cash expense for financial reporting purposes utilizing an option pricing model, in our case the Black-Scholes option-price model, to compute the amount of expense to be recognized. We are aware of the effect this has on our, and other companies’ reported earnings per share and, in light of the accounting and tax treatment, our current Compensation Committee will recommend that our new Compensation Committee review whether stock option grants to our executives and directors are an efficient means of providing the long-term incentives we desire.

        Section 162(m) of the Internal Revenue Code precludes a public company from taking a federal income tax deduction for annual compensation paid to its Chief Executive Officer or any of its four other most highly compensated executive officers in excess of $1,000,000 for any of those persons. Certain “performance based compensation” is excluded from the deduction limitation. Cash compensation that we pay has not, and is not expected to, reach the threshold at which the deduction limitation would be imposed. Our stock option plans have been structured in a manner to enable any amount which is considered compensation as a result of the exercise of stock options or the disposition of the shares underlying an exercised option to be excluded from the deduction limitation. The bonuses we paid in 2006 were not stockholder approved and do not meet other conditions necessary for them to be “performance based compensation.” Therefore, those bonuses, like base salary, were subject to the Section 162(m) deduction limitation. Since no executive officer received compensation in excess of $1,000,000 in 2006, all executive officers’ compensation were deductible. We do not expect that any executive officer will receive compensation that exceeds the Section 162(m) limitation in fiscal 2007 and, therefore, the Section 162(m) limitation should not affect our ability to deduct items treated as compensation for Federal income tax purposes.

        While we seek to maintain the full deductibility of compensation expense, we believe it important to maintain flexibility and, therefore, our Compensation Committee has the authority to award compensation that does not qualify for a deduction under Section 162(m).

Policy on Restitution

        We reserve the right, if and to the extent permitted by law, not prohibited by the applicable employee benefit plan and deemed appropriate by our Board, to seek restitution of any bonus, commission or other incentive-based compensation received by any of our executive officers or former executive officers if it is determined by the Board that gross negligence, intentional misconduct or fraud by them caused or partially caused a restatement of all or a portion of our financial statements.

Stock Ownership Guidelines

        Although we do not have a formal stock ownership guideline for our executive officers or directors, we do encourage them to acquire and retain shares of our common stock. As described above, we seek to achieve the long-term objective of our compensation policy by generally extending the vesting period of stock options we grant over five years, although we have, at times, made certain exceptions to that policy. We discourage the hedging of our stock by our employees. We do not have a policy that specifically prohibits our named executive officers from hedging the risk of stock ownership in our company; however, we do not believe that to be a significant risk for a company with a market capitalization of our size.

Compensation Committee Report

        We, the members of the Compensation Committee of the Board of Directors, have reviewed and discussed with management the preceding Compensation Discussion and Analysis section of this proxy statement. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

R. Dave Garwood	Joseph C. Hogan
James R. Grover, Jr.	Charles H. House

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth, for the year ended December 31, 2006, information concerning the compensation of those who served as our Chief Executive Officer and Chief Financial Officer at any time during 2006, our other most highly compensated executive officers in 2006 serving at December 31, 2006 whose total compensation in 2006 exceeded $100,000 and a former executive officer who would have been included in the table but for the fact that she was no longer serving as an executive officer at December 31, 2006. We refer to these individuals as the “named executive officers.”

Name and Principal Position	Salary ($)	Bonus ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Kenneth A. Paladino	$263,307	$132,000	$ 67,153	-	$2,954	$465,414
President and Chief Executive Officer and
former Vice President - Finance, Chief
Operating Officer, Chief Financial Officer

Timothy J. Roach	219,231	-	151	-	326,250	545,632
Former President and
Chief Executive Officer (3)

Jennifer E. Katsch	19,519	5,000	3,485	-	10,000	38,004
Vice President of Finance, Chief Financial
Officer, Secretary and Treasurer (4)

Martin J. Pucher	249,013	27,000	101,419	$ 60,000 (6)	2,569	440,001
Executive Vice President (5)

Nisar A. Chaudhry	162,128	40,000	92	-	3,939	206,159
Vice President - Engineering
and Chief Technology Officer (6)

Virginia M. Hall	102,684	-	38	-	127,127	229,849
Former Vice President - Administration and
Contract Administration and Secretary (7)

_________________

(1)     Represents the dollar amount recognized for financial statement reporting purposes in 2006, computed in accordance with Statement of Financial Accounting Standards No. 123(R) “Share-Based Compensation,” except that, pursuant to the rules of the Securities and Exchange Commission relating to executive compensation disclosure, the amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. Under SFAS 123(R), the amount recognized in 2006 includes amounts related to options granted in prior years, as well as in 2006, to the extent options vested in 2006. Assumptions used in the calculation of these amounts are disclosed in note 7 to our audited consolidated financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC.

(2)     Mr. Paladino’s annual base salary increased from $240,000 to $300,000 effective August 11, 2007 as a result of his promotion to President and Chief Executive Officer. All other compensation represents our matching contribution under our 401(k) deferred compensation plan.

(3)     Mr. Roach retired effective August 11, 2006 and became a consultant to us at that time. The amount of salary reflects his base salary from January 1, 2006 through that date. All other compensation represents Mr. Roach’s entire one year consulting fee of $300,000, which was fully expensed for accounting purposes at the commencement of the one year consulting term on August 11, 2006, and (a) life insurance premiums of $24,000 borne by us pursuant to the terms of his prior employment agreement and (b) our matching contribution of $2,250 under our 401(k) deferred compensation plan prior to his termination of employment.

(4)     Ms. Katsch joined us on November 13, 2006. The amount of salary represents her base salary earned from that date through December 31, 2006. All other compensation represents an incentive payment of $10,000 paid to Ms. Katsch to join us.

(5)     Mr. Pucher’s annual base salary increased from $240,000 to $270,000 effective September 12, 2006 as a result of his promotion to Executive Vice President. Of the amount included in option awards, $7,820 relates to a stock option granted to Mr. Pucher while he was serving as a consultant to us prior to joining us as an employee. The non-equity incentive plan compensation represents the amount paid to Mr. Pucher as a result of meeting the targets for incentive compensation pursuant to his October 5, 2005 letter agreement of employment. See “Employment Agreements,” below. All other compensation represents our matching contribution under our 401(k) deferred compensation plan.

(6)     All other compensation represents our matching contribution under our 401(k) deferred compensation plan.

(7)     Ms. Hall resigned effective August 31, 2006 and became a consultant to us at that time. The amount of salary reflects her base salary from January 1, 2006 through that date. All other compensation represents (a) Ms. Hall’s severance of $78,500, (b) consulting fees of $26,700, (c) post termination health and dental insurance premium payments borne by us of $2,845, and (d) accrued vacation pay of $15,096 paid upon her termination of employment, all of which was fully expensed for accounting purposes at the commencement of the six month consulting term on August 31, 2006, and (e) our matching contribution of $3,986 under our 401(k) deferred compensation plan prior to Ms. Hall’s termination of employment.

Grants of Plan-Based Awards

        The following table provides certain information concerning stock options (our only form of plan-based equity or non-equity awards) granted to our named executive officers during 2006:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price (1) ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2) ($)
Kenneth A. Paladino	10/25/06	250,000	$2.975	$3.04	$683,676
Timothy J. Roach	-	-	-	-	-
Jennifer E. Katsch	11/13/06	55,000	2.570	2.53	129,782
Martin J. Pucher	10/25/06	100,000	2.975	3.04	273,471
Nisar A. Chaudhry	-	-	-	-	-
Virginia M. Hall	-	-	-	-	-

_________________

(1)     Represents the closing market price of our common stock on the date the option was granted. These options were granted under our 1998 Stock Option Plan, which provides that the exercise price of options granted under that plan be no less than the fair market value of our common stock on the date of grant, defined as the average of the highest and lowest sales prices per share of our common stock on the date of grant. Accordingly, the closing market price of our common stock on the date of grant of the option may be more or less than the average of the highest and lowest sales price of our common stock on the same day.

(2)     Represents the full grant date fair value of the option computed in accordance with SFAS 123(R).

        Narrative Discussion of Grants of Plan-Based Awards

        Each option granted in 2006 was granted under our 1998 Stock Option Plan and vests as to 20% of the number of shares subject to the option annually, on a cumulative basis, over a five year period commencing one year after the date of grant. The vested portion of an option must be exercised prior to the option’s expiration date ten years from the date of grant unless sooner terminated in accordance with the terms of the plan as a result of the optionee’s termination of employment, death or disability.

Outstanding Equity Awards At Fiscal Year-End

        The following table provides certain information concerning stock options (our only form of equity awards) held by our named executive officers at December 31, 2006:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Kenneth A. Paladino	75,000	-	$2.250	09/04/10
	40,000	10,000	0.410	04/30/12
	80,000	-	0.305	08/29/12
	39,000	-	1.485	06/06/15
	30,000	120,000	1.500	09/12/15
	-	250,000	2.975	10/24/16
Timothy J. Roach	100,000	-	1.563	11/10/07
	230,000	-	2.313	11/10/07
	50,000	-	1.594	11/10/07
	50,000	-	1.656	11/10/07
	100,000	-	1.063	11/10/07
	80,000	-	0.336	11/10/07
	54,100	-	1.485	11/10/07
Jennifer E. Katsch	-	55,000	2.570	11/13/16
Martin J. Pucher	25,000	-	1.370	08/14/15
	50,000	200,000	1.820	10/04/15
	-	100,000	2.975	10/24/06
Nisar A. Chaudhry	25,000	-	1.563	10/07/08
	10,000	-	2.500	04/23/10
	27,500	-	1.485	06/06/15
Virginia M. Hall	35,000	-	1.563	05/28/07
	51,000	-	2.313	05/28/07
	12,000	-	1.688	05/28/07
	25,000	-	1.656	05/28/07
	27,500	-	1.485	05/28/07

Option Exercises

        The following table sets forth certain information concerning stock options exercised by our named executive officers during 2006:

Option Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise (1) ($)
Kenneth A. Paladino	-	-
Timothy J. Roach	-	-
Jennifer E. Katsch	-	-
Martin J. Pucher	-	-
Nisar A. Chaudhry	10,000	$ 12,650
Virginia M. Hall	75,000	163,425

_________________

    (1)        For each option exercised, the dollar amount represents the closing price of our common stock on the date of exercise of the option minus the option exercise price, multiplied by the number of shares underlying the option exercised.

Employment Agreements

        Martin J. Pucher

        In connection with his converting from a consultant to an employee of our company, initially as President of our Global Technology Group, we and Martin J. Pucher entered into a letter agreement dated October 5, 2005 providing for a two-year term under which Mr. Pucher received a signing bonus of $60,000 (half of which was paid by the issuance to him of 16,950 shares of our common stock, having a market value at the time of $1.77 per share), an initial salary of $240,000 per annum, and bonus of up to 50% of his annual salary, with the bonus of $60,000 for the first six months being guaranteed. The remainder of any bonus was to be based on achieving certain agreed upon targets. For the second six months of the agreement’s term, the targets developed related to the introduction, success of trials and sales of certain products. These targets were achieved and, as a result, Mr. Pucher earned incentive compensation of $60,000. Since October 2006, Mr. Pucher has been, as have the other named Executive Officers, subject to a bonus at the discretion of our Board of Directors. See “Summary Compensation Table,” above. In addition, we granted Mr. Pucher an option, under our 1998 Stock Option Plan, to purchase 250,000 shares of our common stock at an exercise price equal to $1.82 per share, the average of the highest and lowest sales prices of our common stock on October 5, 2005. This option has a ten-year term and is exercisable as to 20% of the number of shares subject to the option in each annual period, on a cumulative basis, commencing October 5, 2006. Mr. Pucher’s letter agreement provides that, if his employment is terminated without cause prior to the end of his term, we are to pay to him the greater of the remainder of his salary for the balance of the agreement or for six months and any bonus to which he may be entitled. In addition, the stock options held by him that would have normally vested during term of his agreement would vest. If Mr. Pucher’s agreement is not renewed or extended at the end of its term, he is to receive six months severance and the accelerated vesting of all stock options that would have normally vested within the twelve-month period following termination of his employment. In connection with his promotion to Executive Vice President, based on his added responsibilities and duties and the recommendation of the Compensation Committee of our Board of Directors, on October 25, 2006, our

Board increased Mr. Pucher's salary to $270,000 per annum effective September 12, 2006, and granted him an additional option, under our 1998 Stock Option Plan, to purchase 100,000 shares of our common stock with an exercise price of $2.975 per share, the average of the highest and lowest sales prices of our common stock on October 25, 2006 (see “Grants of Plan-Based Awards,” above). This option has a term of 10 years and is exercisable as to 20% of the number of shares subject to the option in each annual period, on a cumulative basis, commencing October 25, 2007. Had Mr. Pucher been entitled, at December 31, 2006, to receive the severance benefits provided under his agreement, he would have been entitled to receive severance of $135,000 and the dollar amount that would have been recognized for financial reports purposes, computed in accordance with SFAS 123(R), as a result of the acceleration of the portion of options that would have accelerated would have been $167,065.

        Jennifer E. Katsch

        In connection with her joining our company as Vice President of Finance, Treasurer and Chief Financial Officer in November 2006, we and Jennifer E. Katsch entered into a letter agreement dated October 18, 2006 under which Ms. Katsch received an incentive bonus of $10,000 and is receiving a salary of $145,000 per annum. In addition, we granted Ms. Katsch an option, under our 1998 Stock Option Plan, effective November 13, 2006, the day she joined us, to purchase an aggregate of 55,000 shares of our common stock at an exercise price equal to $2.57 per share, the average of the highest and lowest sales prices of common stock on that day. This option has a term of 10 years and is exercisable as to 20% of the number of shares subject to the option in each annual period, on a cumulative basis, commencing November 13, 2007. Ms. Katsch is also a party to a Termination Severance Agreement with us that is described under the caption “Termination Severance Arrangements,” below.

Consulting Agreements

        Timothy J. Roach

        On August 11, 2006, in connection with his retirement and cessation of employment with us, we entered into a Consulting Agreement with Mr. Timothy J. Roach, pursuant to which Mr. Roach is to serve, for a period of one year, as our consultant to (1) enable us to retain, preserve and continue our relationships and agreements with our current customers, (2) provide us with assistance and counseling to enable us to retain our key employees, (3) effect an orderly transition of his duties to our new President and Chief Executive Officer and (4) perform such other duties as our Board or executive officers may reasonably assign to him from time to time. For his services, Mr. Roach is receiving compensation at the annual rate of $300,000. For accounting purposes, we expensed this entire amount at the time of commencement of the consulting term, which is reflected in the “Summary Compensation Table.” Pursuant to the terms of the Consulting Agreement, in the event that, during the Consulting Period, Mr. Roach dies or becomes disabled, we are to pay his estate or legal representative, over the remaining consulting period, the balance of amounts payable to him under the Consulting Agreement. Stock options previously granted to Mr. Roach, to purchase an aggregate of 664,100 shares of our common stock, remain outstanding in accordance with the terms of the plans and option agreements pursuant to which the options were granted, provided, however that, in the event our obligation to make payments to Mr. Roach is terminated as a result of a material breach by Mr. Roach of the Consulting Agreement, the options will terminate.

        Although Mr. Roach may accept employment during the consulting period, during the consulting period and the twelve month period following the termination or expiration of the Consulting Agreement, Mr. Roach may not, without Board approval, accept employment, or act in the capacity of a consultant, agent or independent contractor, with any company that the Board reasonably determines is our competitor and, for a period ending on the first anniversary following the termination of the Consulting Agreement, he may not (a) hire, solicit, induce or attempt to solicit or induce, directly or indirectly, any of our employees, consultants or agents to terminate their relationship with us or (b) induce or attempt to induce any of our suppliers or customers to terminate or adversely change their relationship with us. The Consulting Agreement also contains mutual releases of any claims that either we may have against Mr. Roach or Mr. Roach may have against, among others, us.

        The Consulting Agreement terminated Mr. Roach’s Employment Agreement with us except that the provisions under which Mr. Roach agreed to retain confidential certain information concerning our business and acknowledged our proprietary rights with respect to, among other things, certain discoveries, inventions, know-how and trade secrets, remain in effect.

        Under his previous Employment Agreement, Mr. Roach was entitled to an annual salary of $300,000 per year and bonuses at the discretion of the Board of Directors or Compensation Committee or other authorized Committee of the Board, and medical, dental and disability insurance provided to Mr. Roach at levels and terms no less favorable than were in effect on April 18, 2006. In addition to group life insurance that all salaried employees, including Mr. Roach, were eligible to participate in, we were also obligated to pay the premiums of up to $24,000 per annum on certain life insurance policies that Mr. Roach elected to acquire from us. We were relieved of all of these obligations under the Consulting Agreement.

        Virginia M. Hall

        In connection with her cessation of employment with us and her resignation as an executive officer of our company, each effective August 31, 2006, we entered into a Consulting Agreement and a Severance Agreement with Virginia M. Hall, who had been serving as our Vice President – Administration, Vice President – Contract Administration and Secretary. Under her six-month Consulting Agreement, Ms. Hall served as our consultant until February 28, 2007 to help us to (1) retain, preserve and continue our relationships and agreements with our current customers and suppliers, (2) provide assistance and counseling to us to enable us to retain our key employees (3) effect an orderly transition for our new President and Chief Executive Officer and (4) advise and assist us in the preparation of bids to potential customers. For her services under the Consulting Agreement, Ms. Hall received $150 per hour of service subject to a minimum of $4,450 per month. In February 2007, Ms. Hall earned in excess of her minimum consulting fee for the month based on hours of service. Under her Severance Agreement, which replaced her prior termination severance agreement, which was similar to those discussed below under “Termination Severance Arrangements,” Ms. Hall received $78,750 and a continuation, at our cost of $2,845, of the post termination health insurance premium payments related to her then existing health and dental insurance, each over the agreement’s six-month term. All stock options held by Ms. Hall continued to be exercisable in accordance with their respective terms until, three months following the end of the Consulting Agreement term as provided under the stock option plans pursuant to which the options were granted. All amounts payable in accordance with the terms of Ms. Hall’s Consulting Agreement and Severance Agreement, including the minimum $26,700 of consulting fees, were accrued and expensed in 2006 and are reflected in the Summary Compensation Table,” above.

Termination Severance Arrangements

        We are a party to agreements with each of Kenneth A. Paladino, Nisar A. Chaudhry and Jennifer E. Katsch providing that, in the event we terminate the employment of the named executive officer (other than for cause, as defined, including a breach of his or her confidentiality agreement with us, or as a result of his or her death), or if the named executive officer voluntarily terminates his or her employment for good reason, which in general, are adverse changes in his or her responsibilities or conditions of employment, reductions in compensation or a requirement to relocate his or her principal place of employment by more than 50 miles, the named executive officer will be entitled to (1) at least six months severance pay, (2) the continuation, at our cost, of then existing group medical and other insurance for the named executive officer and his or her family for the severance period or, if not permitted, the payment of COBRA premium costs during the severance period, and (3) the acceleration of vesting of all stock options held by the named executive officer and an extension of the exercise period thereof to the fifteenth day of the third month following the date on which, or if later, December 31 of the calendar year in which, the option would otherwise have expired. Had Messrs. Paladino and Chaudhry and Ms. Katsch been entitled, at December 31, 2006, to receive the benefits provided under their termination severance agreements, and Mr. Pucher under his employment agreement, the cost of benefits would have been:

Name	Severance	Medical and Insurance Premiums	Accelerated Vesting of Stock Options (1)	Total
Kenneth A. Paladino	$150,000	-	$812,479	$962,479
Jennifer E. Katsch	72,500	$2,845	122,887	198,232
Martin J. Pucher	135,000	8,523	167,065	310,588
Nisar A. Chaudhry	82,500	6,486	-	88,986

_________________

(1)     Represents the amount that would have been expensed for accounting purposes as a result of the acceleration of vesting the named executive officer’s stock options.

Director Compensation

Name	Fees Earned or Paid in Cash (1) ($)		Stock Awards (2) ($)	Option Awards (3) ($)	Total ($)
C. Bruce Barksdale	$21,500		-	$33,402	$54,902
Mark T. Bradshaw	30,000		$480	55,670	86,150
Lawrence M. Fodrowski	33,000		480	55,670	89,150
R. Dave Garwood	28,500		-	66,804	95,304
James R. Grover, Jr.	22,000		-	33,402	55,402
Joseph C. Hogan	33,000		480	66,804	99,284
Charles H. House	98,361	(4)	1,200	77,938	177,499

_________________

(1)     Includes (a) annual cash retainers, including cash retainers which Messrs. Bradshaw, Fodrowski, Hogan ($10,000 in each case) and House ($25,000 including a fee for serving as non-executive Chairman of our Board) elected to forego in 2006 in favor of restricted stock awards, (b) fees for attending Board of Director and Board Committee meetings and (c) fees for serving as Chair of Committees of the Board.

(2)     Represents the incremental value on the date of our 2006 annual meeting of the stockholders that the director received by accepting restricted stock instead of the director’s annual cash retainer.

(3)     Represents the dollar amount recognized for financial statement reporting purposes in 2006 in accordance with SFAS 123(R) and, therefore, includes amounts related to options granted in prior years, as well as options granted in 2006. Assumptions used in the calculation of these amounts are disclosed in note 7 to our audited consolidated financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC.

(4)     Includes the dollar amount of $54,861 recognized for financial statement reporting purposes in 2006, computed in accordance with Emerging Issues Task Force Issue No. 96-18, with respect to 35,000 shares of common stock received by Mr. House pursuant to his one year consulting agreement entered into with us on September 14, 2005. See “Consulting Agreement with Director,” below.

        Director Grants of Plan-Based Awards

        The following table provides certain information concerning shares of our common stock which certain of our directors elected to receive in lieu of their 2006 annual cash retainers and the stock options received by our directors under our 2003 Non-Employee Director Stock Option Plan during 2006:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1) (#)	All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards (3) ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4) ($)
C. Bruce Barksdale	5/24/06	-	7,500	$2.47	$16,425
Mark T. Bradshaw	5/24/06	4,757	12,500	2.47	27,375
Lawrence M. Fodrowski	5/24/06	4,757	12,500	2.47	27,375
R. Dave Garwood	5/24/06	-	15,000	2.47	32,850
James R. Grover, Jr.	5/24/06	-	7,500	2.47	16,425
Joseph C. Hogan	5/24/06	4,757	15,000	2.47	32,850
Charles H. House	5/24/06	11,903	17,500	2.47	38,325

_________________

(1)     Represents shares elected to be received in lieu of the director’s annual cash retainer of $10,000 ($25,000 in the case of Mr. House as non-executive Chairman of our Board of Directors), which had a fair market value of $11,250 ($29,400 in the case of the shares issued to Mr. House). The shares are subject to forfeiture if the director resigns or is removed for cause before the next annual meeting of stockholders following the grant date.

(2)     Represents the stock options granted in 2006 to our non-employee directors under our 2003 Non-Employee Director Stock Option Plan.

(3)     Equals the closing market price of our common stock on the date the option was granted.

(4)     Represents the full grant date fair value of the options, computed in accordance with SFAS 123(R).

        Director Outstanding Awards at Fiscal Year-End

        As of December 31, 2006, our non-employee directors held stock awards and stock options covering the following number of shares:

	Outstanding
Name	Stock Award Shares	Stock Option Shares
Bruce C. Barksdale	-	196,500
Mark T. Bradshaw	4,757	102,500
Lawrence M. Fodrowski	4,757	126,500
R. Dave Garwood	-	222,000
James R. Grover, Jr.	-	152,500
Joseph C. Hogan	4,757	166,250
Charles H. House	11,903	92,500

        Narrative Discussion of Director Compensation

        Each non-employee director receives (1) a cash retainer at the rate of $10,000 per annum ($25,000 in the case of the non-executive Chairman of the Board), which is payable quarterly or, alternatively, at such non-employee directors election made at or prior to the applicable annual meeting of stockholders, $11,750 ($29,400 in the case of the non-executive Chairman of the Board) of our common stock (valued at the fair market value of our common stock on the date of the applicable annual meeting of our stockholders, with fair market value to be determined in the same manner as determined under our 2003 Non-Employee Director Stock Option Plan), which shares are subject to forfeiture in the event the non-employee director resigns or is removed for cause before the next annual meeting of our stockholders, (2) a fee of $1,000 for each meeting of the Board attended, (3) a fee of $500 for each member of the Board’s Audit, Compensation and Nominating/Governance Committees (except that the Chairman of those Committees receives a fee of $1,000) and $1,000 for each member of the Executive Advisory Committee (except that the Chairman of the Executive Advisory Committee receives $2,000) for each meeting of the applicable committee attended and (4) reimbursement for his or her reasonable travel and other expenses incurred in attending Board and committee meetings.

        Our 2003 Non-Employee Director Stock Option Plan provides that, at the time a person becomes a non-employee director, he or she is granted an Initial Option to purchase 24,000 shares of our common stock. In addition, immediately following each annual meeting of stockholders at which directors are elected, each non-employee director in office immediately following the conclusion of the meeting (whether or not elected at the meeting) is granted annual options to purchase 10,000 shares of common stock, as well as an option to purchase 5,000 shares for each standing committee of the Board on which the non-employee director will be serving (10,000 shares in the case of members of the Executive Advisory Committee) and an option to purchase 10,000 shares for each such committee that the non-employee director will be serving as Chairperson (20,000 shares in the case of the Chairperson of the Executive Advisory Committee). An individual who becomes a non-employee director for the first time at an annual meeting of stockholders is only granted an initial option and annual options with respect to committee memberships and chairpersonships as will pertain to that non-employee director. An employee-director who ceases that relationship but remains a director is not entitled to an initial option. Each option held by non-employee directors under the 2003 Plan is exercisable for a period of ten years following the date of grant (subject to earlier termination at specified times following a non-employee director’s cessation of service) at an exercise price equal to 100% of the closing market price of our common stock on the date of grant. Initial options vest and become exercisable in twelve equal quarterly installments commencing one year after the date of grant. Annual options generally vest and become exercisable in four equal quarterly installments commencing immediately upon grant.

Consulting Agreement with Director

        On September 14, 2005, we entered into a one year Consulting Agreement with Charles H. House which provided for Mr. House to consult with us in the management and marketing advisory field to assist us in, among other things, the analysis, development and implementation of a comprehensive go-to-market business plan for our new multi-service residential gateway product. For his services, Mr. House, in lieu of $60,000 cash compensation, elected to receive 35,000 shares of our common stock. The closing bid price of our common stock on the Nasdaq Capital Market on September 13, 2005, the day preceding authorization by our Board of Directors and entering into the Consulting Agreement, was $1.50 per share.

Equity Compensation Plans

        The following table sets forth certain information, as of December 31, 2006, with respect to our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by
security holders	4,436,700 (1)	$1.96	839,050 (2)
Equity compensation plans not approved
by security holders	-	-	-
Total	4,436,700	$1.96	839,050

_________________

(1)     Includes 915,950, 2,655,250, 497,000 and 368,500 shares subject to options granted under our 1995 Stock Option Plan, which expired as to future grants in September 2005, 1998 Stock Option Plan, 1994 Non-Employee Director Stock Option Plan, which expired as to future grants in September 2004, and 2003 Non-Employee Director Stock Option Plan, respectively.

(2)     Includes 707,550 shares available for future grant under the 1998 Plan to our employees, directors, and consultants and 131,500 shares available for grants to non-employee directors under the 2003 Plan. Upon the expiration, cancellation or termination of unexercised options, shares subject to options under a particular plan, except the 1994 Plan and 1995 Plan, will again be available for the grant of options under that plan.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to timely file initial statements of stock ownership and statements of changes of beneficial ownership with the Securities and Exchange Commission and furnish copies of those statements to us. Based solely on a review of the copies of the statements furnished to us to date, or written representations that no statements were required, we believe that all statements required to be filed by such persons with respect to the year ended December 31, 2006 were timely filed, except that Messrs. Paladino and Pucher were each one business day late in reporting the grant to them of stock options by us, Mr. Grover was one business day late in reporting the exercise of a stock option by him and Mr. Chaudhry was two business days late in reporting the exercise of a stock option by him.

TRANSACTIONS WITH RELATED PERSONS

        We are a party to a Consulting Agreement, dated November 1, 2005, with Alfred J. Roach, our former Chairman and the beneficial owner of 9.0% of our common stock, which provides for Mr. Roach to make himself available at such reasonable times and periods of time as we may request to consult with our executive officers and directors regarding our business and operations, focusing on the sale and marketing of our products. The Consulting Agreement provided for a four-year term from November 1, 2005, when Mr. Roach ceased being our employee, subject to earlier termination in the event of Mr. Roach’s death or breach of either of his covenants to maintain the confidentiality of confidential information pertaining to our business and not to compete against us. For his services, Mr. Roach is receiving (1) a consulting fee of $160,000 per annum, (2) 5% of net sales that may be generated through his efforts during the term of the Consulting Agreement from potential customers in China, India or Russia and, prior to May 1, 2007, from one potential United States-based customer, and (3) COBRA insurance premiums for eighteen months commencing November 1, 2005.

Review and Approval of Transactions with Related Persons

        We have adopted a Related Party Transaction Policy pursuant to which, in general, our Audit Committee is charged with the responsibility of reviewing and approving all transactions with related persons, as defined in SEC regulations.

MISCELLANEOUS

Stockholder Proposals

        From time to time stockholders may present proposals which may be proper subjects for inclusion in the Proxy Statement and form of proxy related to that meeting. In order to be considered, such proposals must be submitted in writing on a timely basis. Stockholder proposals intended to be included in our Proxy Statement and form of proxy relating to our 2008 Annual Meeting of Stockholders must be received by January 3, 2008. Any such proposals, as well as any questions relating thereto, should be directed to our Secretary, 1385 Akron Street, Copiague, New York 11726. As to any proposal intended to be presented by a stockholder, without inclusion in the Board of Directors’ Proxy Statement and form of proxy for our 2008 Annual Meeting, the proxies named in the Board of Directors’ form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless we receive notice of the matter on or before March 18, 2008. Any such notices should also be directed to our Secretary at the above address. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations.

Annual Report on Form 10-K

        Our Annual Report to Stockholders for the year ended December 31, 2006 accompanies this Proxy Statement but is not incorporated in and is not to be deemed a part of this Proxy Statement. A copy of our Annual Report on Form 10-K for the year ended December 31, 2006, which has been filed with the Securities and Exchange Commission is included in our Annual Report to Stockholders and is also available, without charge, to stockholders upon request. Requests for a copy of that report should be addressed to Ms. Jennifer E. Katsch, Secretary, 1385 Akron Street, Copiague, New York 11726.

Cost to Solicit Proxies

        We will bear the cost of preparation, printing and mailing of this proxy statement and the solicitation of proxies, including the cost of reimbursing banks, brokers and other nominees for forwarding proxy solicitation material to the beneficial owners of shares held of record by them and seeking instructions from such beneficial owners. Proxies may be solicited without extra compensation by certain of our officers, directors and regular employees by mail and, if determined to be necessary, by telephone, telecopy, telegraph or personal interview. We have retained W.F. Doring & Co., Inc., 866 Broadway, Bayonne, New Jersey 07002 to aid in the solicitation of proxies. For its services, W.F. Doring & Co., Inc. will receive a fee of $2,500 plus reimbursement for certain out-of-pocket expenses.

By Order of the Board of Directors,

Jennifer E. Katsch, Secretary

May 2, 2007

TII network technologies

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold
01 - Susan Harman	☐	☐
02 - Martin J. Pucher	☐	☐

	For	Against	Abstain
2. To amend the 2003 Non-Employee Director Stock Option Plan.	☐	☐	☐
3. To ratify the selection of KPMG LLP as our independent registered public accounting firm.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders should sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer please give FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 0 1 3 6 7 2 2

<STOCK#> 0D09AF

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

TII network technologies

Proxy — TII NETWORK TECHNOLOGIES, INC

Proxy for Annual Meeting of Stockholders — June 7, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, as proxies for the undersigned, KENNETH A. PALADINO and JENNIFER E. KATSCH, or either of them, with full power of substitution, to vote all shares of the Common Stock of TII Network Technologies, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 7, 2007, at 1:00 p.m. New York time, at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Hauppauge, NY receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned, and at any adjournments or postponements thereof, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE HEREOF. A VOTE FOR EACH LISTED NOMINEE AND FOR PROPOSALS 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS. WHERE NO DIRECTION TO VOTE ON A SPECIFIC MATTER IS GIVEN, THE PROXIES WILL BE DEEMED AUTHORIZED TO VOTE FOR EACH LISTED NOMINEE TO SERVE AS A DIRECTOR AND FOR PROPOSALS 2 AND 3.

Continued and to be signed on the reverse side if you elect to vote by mail

TII network technologies

DDDDD4

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold		For	Withhold
01 - Susan Harman	☐	☐	02 - Martin J. Pucher	☐	☐

	For	Against	Abstain
2. To amend the 2003 Non-Employee Director Stock Option Plan.	☐	☐	☐
3. To ratify the selection of KPMG LLP as our independent registered public accounting firm.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders should sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer please give FULL title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

2 2 A V 0 1 3 6 7 2 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 00Q99F

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

TII network technologies

Proxy — TII NETWORK TECHNOLOGIES, INC

Proxy for Annual Meeting of Stockholders — June 7, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, as proxies for the undersigned, KENNETH A. PALADINO and JENNIFER E. KATSCH, or either of them, with full power of substitution, to vote all shares of the Common Stock of TII Network Technologies, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 7, 2007, at 1:00 p.m. New York time, at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Hauppauge, NY receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned, and at any adjournments or postponements thereof, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE HEREOF. A VOTE FOR EACH LISTED NOMINEE AND FOR PROPOSALS 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS. WHERE NO DIRECTION TO VOTE ON A SPECIFIC MATTER IS GIVEN, THE PROXIES WILL BE DEEMED AUTHORIZED TO VOTE FOR EACH LISTED NOMINEE TO SERVE AS A DIRECTOR AND FOR PROPOSALS 2 AND 3.

Continued and to be signed on the reverse side if you elect to vote by mail